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                                                                    EXHIBIT 24.1


                                POWER OF ATTORNEY

         The undersigned, a director of Oxford Industries, Inc. (the "Company"), does hereby constitute and appoint Mary Margaret Heaton and Tiffany Easton his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, to sign the Company's Form 10-K Annual Report pursuant to Section 13 of the Securities Exchange Act of 1934 for the fiscal year ended June 3, 2005 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact full power and authority to sign such document on behalf of the undersigned and to make such filing, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that the attorney-in-fact, or his substitutes, may lawfully do or cause to be done by virtue hereof. In addition, each such attorney-in-fact shall have full power and authority to execute on his behalf, in his capacity as an officer and/or director of Oxford Industries, Inc. (the "Company") subject to the reporting requirements of the Securities Exchange Act of 1934 (the
"Act"), all Forms required to be filed by me under such Act, including
Forms 3, 4 and 5, in accordance with the Act and the rules and regulations promulgated thereunder. In addition, each such attorney-in-fact shall have full power and authority to do and perform any and all acts on his behalf which may be necessary or desirable to complete, execute and timely file any such Forms with the United States Securities and Exchange Commission and any stock exchange or similar authority.


                             OXFORD INDUSTRIES, INC.
                             -----------------------

           CECIL D. CONLEE                        JAMES A. RUBRIGHT
           ---------------                        -----------------
           Cecil D. Conlee                        James A. Rubright
        Dated: June 20, 2005                     Dated: June 20, 2005
              Director                                 Director

          THOMAS GALLAGHER                          ROBERT E. SHAW
          ----------------                          --------------
          Thomas Gallagher                          Robert E. Shaw
        Dated: June 23, 2005                     Dated: June 20, 2005
              Director                                 Director

           J. REESE LANIER                        CLARENCE H. SMITH
           ---------------                        -----------------
           J. Reese Lanier                        Clarence H. Smith
         Dated June 21, 2005                     Dated: June 29, 2005
              Director                                 Director

         S. ANTHONY MARGOLIS                        HELEN B. WEEKS
         -------------------                        --------------
         S. Anthony Margolis                        Helen B. Weeks
         Dated June 29, 2005                     Dated: June 27, 2005
              Director                                 Director

        KNOWLTON J. O'REILLY                      E. JENNER WOOD III
        --------------------                      ------------------
        Knowlton J. O'Reilly                      E. Jenner Wood III
         Dated June 21, 2005                     Dated: June 21, 2005
              Director                                 Director